Exhibit 4.2

COGENT BIOSCIENCES, INC.

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 18, 2025

1.625% Convertible Senior Notes due 2031

CROSS REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	N/A
(a)(2)	N/A
(a)(3)	N/A
(a)(4)	N/A
(a)(5)	N/A
(b)	N/A
(c)	N/A
311(a)	N/A
(b)	N/A
(c)	N/A
312(a)	N/A
(b)	N/A
(c)	N/A
313(a)	N/A
(b)(1)	N/A
(b)(2)	N/A
(c)	N/A
(d)	N/A
314(a)	3.02(A)
(b)	N/A
(c)(1)	N/A
(c)(2)	N/A
(c)(3)	N/A
(d)	N/A
(e)	N/A
(f)	N/A
315(a)	N/A
(b)	N/A
(c)	N/A
(d)	N/A
(e)	Section 7.13
316(a) (last sentence)	2.11
(a)(1)(A)	Section 7.07
(a)(1)(B)	7.05
(a)(2)	N/A
(b)	Section 7.09
(c)	N/A
317(a)(1)	Section 7.10
(a)(2)	Section 7.11
(b)	2.06
318(a)	N/A
(b)	Section 10.15
(c)	N/A

N/A means not applicable.

*	This Cross Reference Table is not part of the Indenture.

- i -

(continued)

- ii -

(continued)

- iii -

(continued)

Page
Exhibits

Exhibit A: Form of Note	A-1

Exhibit B-1: Form of Global Note Legend	B1-1

Exhibit B-2: Form of Non-Affiliate Legend	B2-1

- iv -

FIRST SUPPLEMENTAL INDENTURE, dated as of November 18, 2025, between Cogent Biosciences, Inc., a Delaware corporation, as issuer (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), to the Base Indenture (as defined below).

WHEREAS, Sections 2.01 and 9.01(3) of the Base Indenture authorize the Company to execute a supplemental indenture thereto to set forth the terms and other provisions of any new series of Securities;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the establishment of a new series of Securities to be titled the Company’s “1.625% Convertible Senior Notes due 2031” (the “Notes”), and has duly authorized the issuance of Notes initially in an aggregate principal amount not to exceed two hundred thirty million dollars ($230,000,000), subject to Section 2.02(B);

WHEREAS, to provide the terms and conditions of the Notes, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in the Indenture, the valid, binding and legal obligations of the Company, and the Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture and the issuance under the Indenture of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, that to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time (except as otherwise provided in the Indenture) as follows:

Article 1. DEFINITIONS; RULES OF CONSTRUCTION; SCOPE AND INTERPRETATION OF BASE INDENTURE

Section 1.01 DEFINITIONS.

Subject to the last paragraph of Section 1.03, capitalized terms used in this Supplemental Indenture without definition have the respective meanings ascribed to them in the Base Indenture. The terms defined in this Section 1.01 (except as otherwise expressly provided or unless the context otherwise requires) will apply for all purposes of the Indenture (and any further supplement thereto) as it relates to the Notes. For purposes of the Notes, the following additional definitions will apply and supersede any conflicting definitions in the Base Indenture.

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.

“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Base Indenture” means that certain Indenture, dated as of November 18, 2025, between the Company and Trustee.

“Bid Solicitation Agent” means the Person who is required to obtain bids for the Trading Price in accordance with Section 5.01(C)(i)(2) and the definition of “Trading Price.” The initial Bid Solicitation Agent on the Issue Date will be the Company; provided, however, that the Company may appoint any other Person (including any of the Company’s Subsidiaries) to be the Bid Solicitation Agent at any time after the Issue Date without prior notice to the Holders.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Close of Business” means 5:00 p.m., New York City time.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (A) to vote in the election of directors of such Person; or (B) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock, $0.001 par value per share, of the Company, subject to Section 5.09.

“Company” means the Person named as such in the first paragraph of this Supplemental Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Conversion” means, with respect to any Note, the conversion of such note pursuant to Article 5 into Conversion Consideration. The terms “Convert,” “Converted,” “Convertible,” “Converting” and similar capitalized terms have meanings correlative to the foregoing.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to Convert such Note are satisfied.

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 22.2469 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever this Supplemental Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon Conversion of any Note.

“Daily Cash Amount” means, with respect to any VWAP Trading Day, the lesser of (A) the applicable Daily Maximum Cash Amount; and (B) the Daily Conversion Value for such VWAP Trading Day.

“Daily Conversion Value” means, with respect to any VWAP Trading Day, one-twenty-fifth (1/25th) of the product of (A) the Conversion Rate on such VWAP Trading Day; and (B) the Daily VWAP per share of Common Stock on such VWAP Trading Day.

“Daily Maximum Cash Amount” means, with respect to the Conversion of any Note, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such Conversion by (B) twenty-five (25).

“Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (A) the excess, if any, of the Daily Conversion Value for such VWAP Trading Day over the applicable Daily Maximum Cash Amount by (B) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “COGT <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company, which may be any of the Underwriters). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Settlement Method” means, initially, Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however, that (x) subject to Section 5.03(A)(iii), the Company may, from time to time, change the Default Settlement Method, to any Settlement Method that the Company is then permitted to elect, by sending notice of the new Default Settlement Method to the Holders, the Trustee and the Conversion Agent (if other than the Trustee); (y) the Default Settlement Method will be subject to Section 5.03(A)(ii); and (z) no such change to the Default Settlement Method will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to the Indenture (including pursuant to Section 5.03(A)).

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any Conversion, transfer, exchange or other transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such Conversion, transfer, exchange or transaction.

“Effective Date,” in relation to a stock split or stock combination of the Common Stock, means the first date on which the shares of Common Stock trade on the relevant stock exchange, regular way, reflecting the relevant stock split or stock combination, as applicable.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 4.02(I), the Company does not offer to repurchase any Notes.

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or its or their respective employee benefit plans, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Common Stock;

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s Common Equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of Common Equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D) the Common Stock ceases to be listed on any of the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate Common Equity interests listed (or depositary receipts representing shares of common stock or other corporate Common Equity interests, which depositary receipts are listed) on any of the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

For the avoidance of doubt, references to the “Common Stock” and the Company’s “Common Equity” in this definition will be subject to Section 5.09(A)(1).

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-1.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Indenture” means the Base Indenture, as amended by this Supplemental Indenture, and as the same may be further amended or supplemented from time to time with respect to the Notes.

“Interest Payment Date” means, with respect to a Note, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, each May 15 and November 15 of each year, commencing on May 15, 2026 (or such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

“Issue Date” means November 18, 2025.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company, which may be any of the Underwriters. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session hours. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.

“Make-Whole Fundamental Change” means (A) a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition); or (B) the sending of a Redemption Notice pursuant to Section 4.03(F); provided, however, that the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called (or deemed, pursuant to Section 4.03(I), to be called) for Redemption pursuant to such Redemption Notice and not with respect to any other Notes.

“Make-Whole Fundamental Change Conversion Period” has the following meaning:

(A) in the case of a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty-fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date); and

(B) in the case of a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the period from, and including, the Redemption Notice Date for the related Redemption to, and including, the second (2nd) Scheduled Trading Day immediately before the related Redemption Date;

provided, however, that if the Conversion Date for the Conversion of a Note that has been called (or deemed, pursuant to Section 4.03(I), to be called) for Redemption occurs during the Make-Whole Fundamental Change Conversion Period for both a Make-Whole Fundamental Change occurring pursuant to clause (A) of the definition of “Make-Whole Fundamental Change” and a Make-Whole Fundamental Change resulting from such Redemption pursuant to clause (B) of such definition, then, notwithstanding anything to the contrary in Section 5.07, solely for purposes of such Conversion, (x) such Conversion Date will be deemed to occur solely during the Make-Whole Fundamental Change Conversion Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.

“Make-Whole Fundamental Change Effective Date” means (A) with respect to a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (B) with respect to a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the applicable Redemption Notice Date.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means November 15, 2031.

“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Note Agent” means any Registrar, Paying Agent or Conversion Agent.

“Notes” means the 1.625% Convertible Senior Notes due 2031 issued by the Company pursuant to the Indenture.

“Observation Period” means, with respect to any Note to be Converted, (A) subject to clause (B) below, if the Conversion Date for such Note occurs before August 15, 2031, the twenty-five (25) consecutive VWAP Trading Days beginning on, and including, the second (2nd) VWAP Trading Day immediately after such Conversion Date; (B) if such Conversion Date occurs on or after the date the Company has sent a Redemption Notice calling all or any Notes for Redemption pursuant to Section 4.03(F) and on or before the second (2nd) Scheduled Trading Day before the related Redemption Date, the twenty-five (25) consecutive VWAP Trading Days beginning on, and including, the twenty-sixth (26th) Scheduled Trading Day immediately before such Redemption Date; and (C) subject to clause (B) above, if such Conversion Date occurs on or after August 15, 2031, the twenty-five (25) consecutive VWAP Trading Days beginning on, and including, the twenty-sixth (26th) Scheduled Trading Day immediately before the Maturity Date.

“Open of Business” means 9:00 a.m., New York City time.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under the Indenture.

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“Qualified Successor Entity” means, with respect to a Business Combination Event, a corporation; provided, however, that (i) if such Business Combination Event is an Exempted Fundamental Change, a limited liability company, limited partnership or other similar entity will also constitute a Qualified Successor Entity with respect to such Business Combination Event; and (ii) a limited liability company or limited partnership that is the resulting, surviving or transferee Person of such Business Combination Event will also constitute a Qualified Successor Entity with respect to such Business Combination Event; provided that, in the case of this clause (ii) all of the following conditions are satisfied: (1) either (x) such limited liability company or limited partnership is treated as a corporation or is a direct or indirect, Wholly Owned Subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event will not be treated as an exchange under Section 1001 of the Internal Revenue Code of 1986, as amended, for Holders or beneficial owners of the Notes; (2) such Business Combination Event constitutes a Common Stock Change Event whose Reference Property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate Common Equity interests of an entity that is (x) treated as a corporation for U.S. federal income tax purposes; (y) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and (z) a direct or indirect parent of such limited liability company or limited partnership; and (3) if such limited liability company or limited partnership is disregarded as separate from its owner for U.S. federal income tax purposes, its regarded owner for those purposes is an entity described in clause (ii)(2).

“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03.

“Redemption Date” means the date fixed, pursuant to Section 4.03(D), for the settlement of the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(F).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(E).

“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on May 15, the immediately preceding May 1 (whether or not a Business Day); and (B) if such Interest Payment Date occurs on November 15, the immediately preceding November 1 (whether or not a Business Day).

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to the Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of the Indenture.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Note or Conversion Share.

“Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Specified Dollar Amount” means, with respect to the Conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such Conversion (excluding cash in lieu of any fractional share of Common Stock).

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Supplemental Indenture” means this First Supplemental Indenture, as amended or supplemented from time to time.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Trading Price” of the notes on any Trading Day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of Notes, obtained by the Bid Solicitation Agent for one million dollars ($1,000,000) (or such lesser amount as may then be outstanding) in principal amount of Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three (3) nationally recognized independent securities dealers selected by the Company, which may include any of the Underwriters; provided, however, that, if three (3) such bids cannot reasonably be obtained by the Bid Solicitation Agent but two (2) such bids are obtained, then the average of the two (2) bids will be used, and if only one (1) such bid can reasonably be obtained by the Bid Solicitation Agent, then that one (1) bid will be used. If, on any Trading Day, (A) the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for one million dollars ($1,000,000) (or such lesser amount as may then be outstanding) in principal amount of Notes from a nationally recognized independent securities dealer; (B) the Company is not acting as the Bid Solicitation Agent and the Company fails to instruct the Bid Solicitation Agent to obtain bids when required; or (C) the Bid Solicitation Agent fails to solicit bids when required, then, in each case, the Trading Price per $1,000 principal amount of Notes on such Trading Day will be deemed to be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Supplemental Indenture until a successor replaces it in accordance with the provisions of the Indenture and, thereafter, means such successor.

“Underwriters” has the meaning set forth in the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement, dated November 11, 2025, among the Company and Jefferies LLC and J.P. Morgan Securities LLC, as the representatives of the several Underwriters.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 OTHER DEFINITIONS.

Term	Defined in Section
“Additional Shares”	Section 5.07(A)
“Business Combination Event”	Section 6.01(A)
“Cash Settlement”	Section 5.03(A)
“Combination Settlement”	Section 5.03(A)
“Common Stock Change Event”	Section 5.09(A)
“Conversion Agent”	Section 2.05(A)
“Conversion Consideration”	Section 5.03(B)
“Default Interest”	Section 2.04(B)
“Defaulted Amount”	Section 2.04(B)
“Event of Default”	Section 7.01(A)
“Expiration Date”	Section 5.05(A)(v)
“Expiration Time”	Section 5.05(A)(v)

“Fundamental Change Notice”	Section 4.02(E)
“Fundamental Change Repurchase Right”	Section 4.02(A)
“Initial Notes”	Section 2.02(A)
“Measurement Period”	Section 5.01(C)(i)(2)
“Paying Agent”	Section 2.05(A)
“Partial Redemption Limitation”	Section 4.03(B)
“Physical Settlement”	Section 5.03(A)
“Redemption Notice”	Section 4.03(F)
“Reference Property”	Section 5.09(A)
“Reference Property Unit”	Section 5.09(A)
“Register”	Section 2.05(B)
“Registrar”	Section 2.05(A)
“Reporting Event of Default”	Section 7.03(A)
“Specified Courts”	Section 10.05
“Spin-Off”	Section 5.05(A)(iii)(2)
“Spin-Off Valuation Period”	Section 5.05(A)(iii)(2)
“Stated Interest”	Section 2.04(A)
“Successor Entity”	Section 6.01(A)
“Successor Person”	Section 5.09(A)
“Tender/Exchange Offer Valuation Period”	Section 5.05(A)(v)
“Trading Price Condition”	Section 5.01(C)(i)(2)

Section 1.03 RULES OF CONSTRUCTION.

For purposes of this Supplemental Indenture:

(A) “or” is not exclusive;

(B) “including” means “including without limitation”;

(C) “will” expresses a command;

(D) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(F) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(G) “herein,” “hereof” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this Supplemental Indenture, unless the context requires otherwise;

(H) each Article, Section, clause or paragraph reference in this Supplemental Indenture that is in bolded typeface refers to the referenced Article, Section, clause or paragraph, as applicable, of this Supplemental Indenture;

(I) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(J) the exhibits, schedules and other attachments to this Supplemental Indenture are deemed to form part of the Indenture;

(K) to the extent any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture will control; and

(L) the term “interest,” when used with respect to a Note, includes any Default Interest or Special Interest, unless the context requires otherwise.

For purposes of the Indenture, the following terms of the Trust Indenture Act have the following meanings:

(i)	“Commission” means the SEC;

(ii)	“indenture securities” means the Notes;

(iii)	“indenture security holder” means a Holder;

(iv)	“indenture to be qualified” means the Indenture;

(v)	“indenture trustee” or “institutional trustee” means the Trustee; and

(vi)	“obligor” on the indenture securities means the Company.

All other terms used in the Indenture that are defined by the Trust Indenture Act (including by reference to another statute) or the related rules of the SEC, and not defined in the Indenture, have the respective meanings so defined by the Trust Indenture Act or such rules.

Section 1.04 SCOPE OF SUPPLEMENTAL INDENTURE.

This Supplemental Indenture supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture will be applicable only with respect to, and will only govern the terms of, the Notes, which may be issued from time to time, and will not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes will constitute a single series of Notes, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple series of Notes voting together as a single class, the consent of Holders of the Notes voting as a separate class will also be required and the same threshold will apply. The provisions of this Supplemental Indenture will supersede any conflicting provisions in the Base Indenture.

Article 2. THE NOTES

Section 2.01 FORM, DATING AND DENOMINATIONS.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.07 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.

Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. Global Notes may be exchanged for Physical Notes only as provided in Section 2.15 of the Base Indenture; provided, however, that the Company, in its sole discretion, may permit the exchange of any beneficial interest in a Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The terms contained in the Notes constitute part of the Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control for purposes of the Indenture and such Note.

Section 2.02 INITIAL NOTES AND ADDITIONAL NOTES.

(A) Initial Notes. On the Issue Date, there will be originally issued two hundred thirty million dollars ($230,000,000) aggregate principal amount of Notes, subject to the provisions of the Indenture (including Section 2.02 of the Base Indenture). Notes issued pursuant to the Underwriting Agreement, and any Notes issued in exchange therefor or in substitution thereof, are referred to in the Indenture as the “Initial Notes.”

(B) Additional Notes. Without the consent of any Holder, the Company may, subject to the provisions of the Indenture (including Section 2.02 of the Base Indenture), originally issue additional Notes with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date on which interest begins to accrue on such additional Notes and the first Interest Payment Date of such additional Notes), which additional Notes will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under this Supplemental Indenture; provided, however, that if any such additional Notes (and any Notes that are resold after such Notes have been purchased or otherwise acquired by the Company or its Subsidiaries) are not fungible with other Notes issued under this Supplemental Indenture for U.S. federal income tax purposes, for U.S. federal securities law purposes or for purposes of the Depositary Procedures, then such additional or resold Notes will be identified by one or more separate CUSIP numbers or by no CUSIP number. In authenticating additional Notes, the Trustee will receive:

(i) a copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Notes were established, and if the terms and form of such Notes are established by an Officer’s Certificate pursuant to general authorization of the Board of Directors, such Officer’s Certificate;

(ii) an executed supplemental indenture, if any; and

(iii) an Opinion of Counsel which will state:

(1) that the form and terms of such Notes have been established in conformity with the provisions of the Indenture; and

(2) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

Section 2.03 METHOD OF PAYMENT.

(A) Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in the Indenture.

(B) Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in the Indenture as follows: (i) if the principal amount of such Physical Note is at least two million dollars ($2,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States specified in such request, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.04 ACCRUAL OF INTEREST; DEFAULTED AMOUNTS; WHEN PAYMENT DATE IS NOT A BUSINESS DAY.

(A) Accrual of Interest. Each Note will accrue interest at a rate per annum equal to 1.625% (the “Stated Interest”), plus any Special Interest that may accrue pursuant to Section 7.03. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Section 4.02(D), Section 4.03(E) and Section 5.02(D) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B) Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in the Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest accrues, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; and (iii) such Defaulted Amount and Default Interest will be paid, at the Company’s election, as provided in clause (i) or (ii) below.

(i) Payment of Default Amounts on a Special Payment Date. The Company will have the right to pay such Defaulted Amount and Default Interest on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that (1) such special record date is no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (2) at least fifteen (15) calendar days before such special record date, the Company sends notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.

(ii) Payment of Default Amount in Any Other Lawful Manner. If not paid in accordance with Section 2.04(B)(i), such Defaulted Amount and Default Interest will be paid by the Company in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.04(B)(ii), such manner of payment will be deemed practicable by the Trustee.

(C) Delay of Payment When Payment Date Is Not a Business Day. If the due date for a payment on a Note as provided in the Indenture is not a Business Day, then, notwithstanding anything to the contrary in the Indenture or the Notes, such payment may be made on the immediately following Business Day with the same force and effect as if such payment were made on such due date (and, for the avoidance of doubt, no interest will accrue on such payment as a result of the related delay). Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(D) Special Provision for Global Notes. If the first date on which any Special Interest begins to accrue on a Global Note is on or after the fifth (5th) Business Day before a Regular Record Date and before the next Interest Payment Date, then, notwithstanding anything to the contrary in the Indenture or the Notes, the amount thereof accruing in respect of the period from, and including, such first date to, but excluding, such Interest Payment Date will not be payable on such Interest Payment Date but will instead be deemed to accrue (without duplication) entirely on such Interest Payment Date and be payable on the immediately succeeding Interest Payment Date (and, for the avoidance of doubt, no interest will accrue as a result of the related delay).

Section 2.05 REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

This Section 2.05 will apply to the Notes in lieu of Section 2.03 of the Base Indenture, which will be deemed to be replaced with this Section 2.05, mutatis mutandis.

(A) Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for Conversion (the “Conversion Agent”). If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such and will receive compensation therefor in accordance with the Indenture and any other agreement between the Trustee and the Company. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent, without prior notice to Holders. Notwithstanding anything to the contrary in this Section 2.05(A), each of the Registrar, Paying Agent and Conversion Agent with respect to any Global Note must at all times be a Person that is eligible to act in that capacity under the Depositary Procedures.

(B) Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and Conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(C) Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under the Indenture. Subject to Section 2.05(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to the Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of the Indenture that relate to such Note Agent.

(D) Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent and designates the office of the Trustee at U.S. Bank Trust Company, National Association, U.S. Bank Trust Company, National Association, Mail Code: MA-DM-CMNB, Lunken Operations Center, 5065 Wooster Road, Cincinnati, OH 45226, Attention: S. Gomes (Cogent Biosciences, Inc. Administrator) as the office for the same (or such other address as the Trustee or applicable Note Agent may designate from time to time by notice to the Holders and the Company).

Section 2.06 PAYING AGENT AND CONVERSION AGENT TO HOLD PROPERTY IN TRUST.

This Section 2.06 will apply to the Notes in lieu of Section 2.04 of the Base Indenture, which will be deemed to be replaced with this Section 2.06, mutatis mutandis.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in the Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (viii) or (ix) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.07 LEGENDS.

(A) Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with the Indenture, required by the Depositary for such Global Note).

(B) Non-Affiliate Legend. Each Note will bear the Non-Affiliate Legend.

(C) Other Legends. A Note may bear any other legend or text, not inconsistent with the Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(D) Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.07 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

Section 2.08 CERTAIN TRANSFER RESTRICTIONS ON NOTES SUBJECT TO CONVERSION, REDEMPTION OR REPURCHASE.

Notwithstanding anything to the contrary in the Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for Conversion, except to the extent that any portion of such Note is not subject to Conversion; (ii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due; or (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due.

Section 2.09 EXCHANGE AND CANCELLATION OF NOTES TO BE CONVERTED, REDEEMED OR REPURCHASED.

(A) Partial Conversions of Physical Notes and Partial Redemptions or Repurchases of Physical Notes. If only a portion of a Physical Note of a Holder is to be Converted pursuant to Article 5, redeemed pursuant to a Redemption or repurchased pursuant to a Repurchase Upon Fundamental Change or, then, as soon as reasonably practicable after such Physical Note is surrendered for such Conversion, redemption or repurchase, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.06 of the Base Indenture, for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so Converted, redeemed or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so Converted, redeemed or repurchased, as applicable, which Physical Note will be Converted, redeemed or repurchased, as applicable, pursuant to the terms of the Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such Conversion or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.12.

(B) Cancellation of Notes that Are Converted, Redeemed Pursuant to a Redemption and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change.

(i) Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.09(A)) of a Holder is to be Converted pursuant to Article 5, redeemed pursuant to a Redemption or repurchased pursuant to a Repurchase Upon Fundamental Change, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.12 and the time such Physical Note is surrendered for such Conversion, redemption or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.10 of the Base Indenture; and (2) in the case of a partial Conversion, redemption or repurchase, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02 of the Base Indenture, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so Converted, redeemed or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.07.

(ii) Global Notes. If a Global Note (or any portion thereof) is to be Converted pursuant to Article 5, redeemed pursuant to a Redemption or repurchased pursuant to a Repurchase Upon Fundamental Change, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.12, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so Converted, redeemed or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.10 of the Base Indenture).

Section 2.10 REGISTERED HOLDERS; CERTAIN RIGHTS WITH RESPECT TO GLOBAL NOTES.

Except to the extent rights hereunder are expressly granted to owners of beneficial interests of Notes, only the Holder of a Note will have rights under the Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under the Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under the Indenture or the Notes; and (B) the Company and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

Section 2.11 NOTES HELD BY THE COMPANY OR ITS AFFILIATES.

Without limiting the generality of Section 2.12, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.12 OUTSTANDING NOTES.

This Section 2.12 will apply to the Notes in lieu of Section 2.08 of the Base Indenture, which will be deemed to be replaced with this Section 2.12, mutatis mutandis.

(A) Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.10 of the Base Indenture; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full (including upon Conversion) in accordance with the Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.12.

(B) Replaced Notes. If a Note is replaced pursuant to Section 2.07 of the Base Indenture, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C) Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest (if any), in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Section 4.02(D), 4.03(E) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in the Indenture.

(D) Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be Converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or Section 5.02(D), upon such Conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D) or Section 5.08.

(E) Cessation of Accrual of Interest. Except as provided in Section 4.02(D), 4.03(E) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.12, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.13 CUSIP AND ISIN NUMBERS.

The Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.

Article 3. COVENANTS

Subject to Section 1.03(K) and except as provided in this Article 3, the provisions of Article 4 of the Base Indenture, as supplemented by the provisions of this Supplemental Indenture, will apply to the Notes.

Section 3.01 PAYMENT ON NOTES.

This Section 3.01 will apply to the Notes in lieu of Section 2.14 and 4.01 of the Base Indenture, which will be deemed to be replaced with this Section 3.01, mutatis mutandis.

(A) Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest, if any, on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in the Indenture.

(B) Deposit of Funds. Before 11:00 A.M., New York City time, on each Redemption Date, each Fundamental Change Repurchase Date, each Interest Payment Date, the Maturity Date and each other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

Section 3.02 EXCHANGE ACT REPORTS.

This Section 3.02 will apply to the Notes in lieu of Section 4.05 of the Base Indenture, which will be deemed to be replaced with this Section 3.02, mutatis mutandis.

(A) Generally. The Company will send to the Trustee copies of all reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act (other than Current Reports on Form 8-K or any successor form) within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any such report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the request of any Holder, the Trustee will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee as a result of the Company filing such report with the SEC through the EDGAR system (or any successor thereto). The Company will also comply with its other obligations under Section 314(a)(1) of the Trust Indenture Act.

The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether the Company files, or indicates in the related Form 12b-25 (or any successor form thereto) that the Company expects to or will file, such report before the expiration of such maximum period.

(B) Trustee’s Disclaimer. The Trustee need not determine whether the Company has filed any material via the EDGAR system (or such successor). The sending or filing of reports, information and documents to the Trustee pursuant to Section 3.02(A) is for informational purposes only and the receipt of such reports and documents will not constitute actual or constructive notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under the Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants under the Indenture or the Notes or with respect to any reports or other documents filed with the SEC through the EDGAR system or any website under the Indenture.

Section 3.03 DEFAULT CERTIFICATES.

If a Default or Event of Default occurs, then the Company will, within thirty (30) days after the Company first obtains knowledge its first occurrence, deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto; provided, however, that the Company will not be required to deliver such Officer’s Certificate at any time after such Default or Event of Default is cured or waived.

Section 3.04 STAY, EXTENSION AND USURY LAWS.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of the Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by the Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.05 ACQUISITION OF NOTES BY THE COMPANY.

Without limiting the generality of Section 3.07 of the Base Indenture, Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding (except to the extent provided in Section 2.11) until such time as such Notes are delivered to the Trustee for cancellation.

Section 3.06 EXISTENCE.

Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect, its corporate existence.

Article 4. REPURCHASE AND REDEMPTION

This Article 4 will apply to the Notes in lieu of Article 3 of the Base Indenture (other than Section 3.07 of the Base Indenture), which will be deemed to be replaced with this Article 4, mutatis mutandis.

Section 4.01 NO SINKING FUND.

No sinking fund is required to be provided for the Notes.

Section 4.02 RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE NOTES UPON A FUNDAMENTAL CHANGE.

(A) Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to the first sentence of Section 4.02(D), on such Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(C) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty-five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).

(D) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if a such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.04(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.04(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on the Notes to be repurchased from, and including, such Interest Payment Date.

(E) Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee) a notice of such Fundamental Change (a “Fundamental Change Notice”).

Such Fundamental Change Notice must state:

(i) briefly, the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

(v) the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to the first sentence of Section 4.02(D));

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.07);

(viii) that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix) that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be Converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with the Indenture; and

(x) the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2) such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

(3) The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(3) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

(iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3) the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;

(4) provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.09, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(G) Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to the first sentence of Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).

(H) Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 4.02, the Company will be deemed to satisfy its obligations under this Section 4.02 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 4.02 in a manner that would have satisfied the requirements of this Section 4.02 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Note repurchased by such third party or parties will not receive a lesser amount (including as a result of withholding or other similar taxes) than such owner would have received had the Company repurchased such Note.

(I) No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 4.02, the Company will not be required to send a Fundamental Change Notice pursuant to Section 4.02(E), or offer to repurchase or repurchase any Notes pursuant to this Section 4.02, in connection with a Common Stock Change Event that constitutes a Fundamental Change pursuant to clause (B)(ii) of the definition thereof (regardless of whether such Common Stock Change Event also constitutes a Fundamental Change pursuant to any other clause of such definition), if (i) the Reference Property of such Common Stock Change Event consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become Convertible, pursuant to Section 5.09(A) and, if applicable, Section 5.07, into consideration that consists solely of U.S. dollars in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 aggregate principal amount of Notes (calculated (x) assuming that such Fundamental Change Repurchase Price includes accrued and unpaid interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change; and (y) without regard to the proviso to the first sentence of Section 4.02(D)); and (iii) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 5.01(C)(i)(3)(b), and includes, in such notice, a statement that the Company is relying on this Section 4.02(I).

(J) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in the Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 4.02 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations; rather, the Company will be deemed to be in compliance with such obligations if the Company complies with its obligation to effect a Repurchase Upon Fundamental Change in accordance with this Section 4.02, modified as necessary by the Company in good faith to permit compliance with such law or regulation.

(K) Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 4.03 RIGHT OF THE COMPANY TO REDEEM THE NOTES.

(A) No Right to Redeem Before November 20, 2029. The Company may not redeem the Notes at its option at any time before November 20, 2029.

(B) Right to Redeem the Notes on or After November 20, 2029. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, or any portion (subject to the Partial Redemption Limitation described below) in an Authorized Denomination, of the Notes, at any time, and from time to time, on a Redemption Date on or after November 20, 2029 and on or before the twenty-sixth

(26th) Scheduled Trading Day immediately before the Maturity Date, for a cash purchase price equal to the Redemption Price, but only if the Last Reported Sale Price per share of Common Stock exceeds one hundred and thirty percent (130%) of the Conversion Price on (x) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before such Redemption Notice Date; and (y) the Trading Day immediately before such Redemption Notice Date; provided, however, that the Company will not call less than all of the outstanding Notes for Redemption unless the excess of the principal amount of Notes outstanding as of the time the Company sends the related Redemption Notice over the aggregate principal amount of Notes set forth in such Redemption Notice as being subject to such Redemption is at least seventy-five million dollars ($75,000,000) (such limitation, the “Partial Redemption Limitation”). For the avoidance of doubt, the calling (or the deemed calling, as provided in Section 4.03(I)) of any Notes for Redemption will constitute a Make-Whole Fundamental Change with respect to such Notes called (or deemed called) for Redemption (and not with respect to any other Notes) pursuant to clause (B) of the definition thereof.

(C) Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (except as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso to the first sentence of Section 4.03(E), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).

(D) Redemption Date. The Redemption Date for any Redemption will be a day of the Company’s choosing that is no more than fifty (50), nor less than thirty (30), Scheduled Trading Days after the Redemption Notice Date for such Redemption that is, as of the Redemption Notice Date, scheduled to be a Business Day; provided, however, that if, in accordance with Section 5.03(A) the Company elects to settle all Conversions for Notes called for Redemption with a Conversion Date that occurs during the related Make-Whole Fundamental Change Conversion Period by Physical Settlement, then the Company may instead elect to choose a Redemption Date that is a Business Day no more than sixty (60) Scheduled Trading Days, nor less than fifteen (15) calendar days, after the date the Company sends such Redemption Notice.

(E) Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.04(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.04(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.

(F) Redemption Notice. To call any Notes for Redemption, the Company must send to each Holder of such Notes a written notice of such Redemption (a “Redemption Notice”).

Such Redemption Notice must state:

(i) that such Notes have been called for Redemption, briefly describing the Company’s Redemption right under the Indenture;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to the first sentence of Section 4.03(E));

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Notes called for Redemption may be Converted at any time before the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi) the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption (including pursuant to Section 5.07);

(vii) the Settlement Method that will apply to all Conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and on or before the second (2nd) Scheduled Trading Day before such Redemption Date;

(viii) if applicable, that conversions of Notes will be settled in the manner set forth in clause (1) of the proviso in Section 5.03(C);

(ix) that Notes called for Redemption must be delivered to the Paying Agent (in the case of Physical Notes) or the Depositary Procedures must be complied with (in the case of Global Notes) for the Holder thereof to be entitled to receive the Redemption Price; and

(x) the CUSIP and ISIN numbers, if any, of the Notes.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee).

(G) Selection and Conversion of Notes to Be Redeemed in Part.

(i) If fewer than all Notes then outstanding are called for Redemption, then the Notes to be redeemed will be selected by the Company as follows: (1) in the case of Global Notes, in accordance with the Depositary Procedures; and (2) in the case of Physical Notes, pro rata, by lot or by such other method the Company considers fair and appropriate.

(ii) If only a portion of a Note is subject to Redemption and such Note is Converted in part, then the Converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption, subject to, in the case of any Global Note, the applicable Depositary Procedures.

(H) Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, interest payable pursuant to the proviso to the first sentence of Section 4.03(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso.

(I) Special Provisions for Partial Calls. If the Company elects to redeem fewer than all of the outstanding Notes pursuant to this Section 4.03, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the Close of Business on the twenty-seventh (27th) Scheduled Trading Day immediately before the Redemption Date for such Redemption (or, if, pursuant to Section 5.03(A)(ii), the Company irrevocably elects Physical Settlement for all Conversions with a Conversion Date that occurs during the related Make-Whole Fundamental Change Conversion Period, the fifteenth (15th) calendar day), whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Redemption, then such Holder or owner, as applicable, will be entitled to Convert such Note or beneficial interest, as applicable, at any time before the Close of Business on the second (2nd) Scheduled Trading Day immediately before such Redemption Date, and each such Conversion will be deemed to be of a Note called for Redemption for purposes of this Section 4.03, Sections 5.01(C)(i)(4) and Section 5.07, and the definition of Make-Whole Fundamental Change.

(J) Repurchases or Other Acquisitions Other Than by Redemption Not Affected. For the avoidance of doubt, nothing in this Section 4.03 will limit or otherwise apply to any repurchase or other acquisition, by the Company or its Affiliates, or any other Person, of any Notes not effected by Redemption pursuant to this Section 4.03 (including in open market transactions, private or public tender or exchange offers or otherwise).

Article 5. THE CONVERSION OF NOTES

Section 5.01 RIGHT TO CONVERT.

(A) Generally. Subject to the provisions of this Article 5, each Holder may, at its option, Convert such Holder’s Notes into Conversion Consideration.

(B) Conversions in Part. Subject to the terms of the Indenture, Notes may be Converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the Conversion of a Note in whole will equally apply to Conversions of a permitted portion of a Note.

(C) When Notes May Be Converted.

(i) Generally. Subject to Section 5.01(C)(ii), a Note may be Converted only in the following circumstances:

(1) Conversion Upon Satisfaction of Common Stock Sale Price Condition. Before the Close of Business on the Business Day immediately before August 15, 2031, a Holder may Convert its Notes during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on March 31, 2026, if the Last Reported Sale Price per share of Common Stock exceeds one hundred and thirty percent (130%) of the Conversion Price for each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter.

(2) Conversion Upon Satisfaction of Note Trading Price Condition. Before the Close of Business on the Business Day immediately before August 15, 2031, a Holder may Convert its Notes during the five (5) consecutive Business Days immediately after any ten (10) consecutive Trading Day period (such ten (10) consecutive Trading Day period, the “Measurement Period”) if the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder or Holders in accordance with the procedures set forth below, for each Trading Day of the Measurement Period was less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day. The condition set forth in the preceding sentence is referred to in this Supplemental Indenture as the “Trading Price Condition.”

The Trading Price will be determined by the Bid Solicitation Agent pursuant to this Section 5.01(C)(i)(2) and the definition of “Trading Price.” The Bid Solicitation Agent (if not the Company) will have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing, and the Company will have no obligation to make such request (or seek bids itself) unless a Holder or Holders holding at least five million dollars ($5,000,000) principal amount of Notes provide(s) the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock and the Conversion Rate. If a Holder or Holders provide(s) such evidence, then the Company will (if acting as Bid Solicitation Agent), or will instruct the Bid Solicitation Agent to, determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day. If the Trading Price Condition has been met as set forth above, then the Company will notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the same. If, on any Trading Day after the Trading Price Condition has been met as set forth above, the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day, then the Company will notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the same.

(3) Conversion Upon Specified Corporate Events.

(a) Certain Distributions. If, before the Close of Business on the Business Day immediately before August 15, 2031, the Company elects to:

(I) distribute, to all or substantially all holders of Common Stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this clause (I) upon their separation from the Common Stock or upon the occurrence of such triggering event) entitling them, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced (determined in the manner set forth in the third paragraph of Section 5.05(A)(ii)); or

(II) distribute, to all or substantially all holders of Common Stock, assets or securities of the Company or rights to purchase the Company’s securities, which distribution per share of Common Stock has a value, as reasonably determined by the Board of Directors, exceeding ten percent (10%) of the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before the date such distribution is announced, then, in either case, (x) the Company will send written notice of such distribution, and of the related right to Convert Notes, to Holders, the Trustee and the Conversion Agent (if other than the Trustee) at least thirty (30) Scheduled Trading Days before the Ex-Dividend Date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or triggering event has occurred or will occur); provided, however, if the Company is then otherwise permitted to settle Conversions by Physical Settlement (and, for the avoidance of doubt, the Company has not elected (or been deemed to have elected) another Settlement Method to apply, including pursuant to Section 5.03(A)(i)(1)), then the Company may instead elect to provide such notice at least ten (10) Scheduled Trading Days before such Ex-Dividend Date, in which event the Company shall be required to settle all Conversions with a Conversion Date occurring on or after the date the Company provides such notice and on or before the Business Day immediately preceding the Ex-Dividend Date for such distribution (or any earlier announcement by the Company that such distribution will not take place) by Physical Settlement, and the Company shall describe the same in such notice; and (y) once the Company has sent such notice, Holders may Convert their Notes at any time until the earlier of the Close of Business on the Business Day immediately before such Ex-Dividend Date and the Company’s announcement that such distribution will not take place; provided, however, that the Notes will not become Convertible pursuant to clause (y) above (but the Company will be required to send notice of such distribution pursuant to clause (x) above) on account of such distribution if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder, in such distribution without having to Convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such record date.

(b) Certain Corporate Events. If a Fundamental Change, Make-Whole Fundamental Change (other than a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof) or Common Stock Change Event occurs (other than a merger or other business combination transaction that is effected solely to change the Company’s jurisdiction of incorporation and that does not constitute a Fundamental Change or a Make-Whole Fundamental Change), then, in each case, Holders may Convert their Notes at any time from, and including, the effective date of such transaction or event to, and including, the thirty-fifth (35th) Trading Day after such effective date (or, if such transaction or event also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date); provided, however, that if the Company does not provide the notice referred to in the immediately following sentence by the second (2nd) Business Day after such effective date, then the last day on which the Notes are Convertible pursuant to this sentence will be extended by the number of Business Days from, and including, the second (2nd) Business Day after the effective date to, but excluding, the date the Company provides such notice. No later than the second (2nd) Business Day after the effective date, the Company will send written notice to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such transaction or event, such effective date and the related right to Convert Notes.

(4) Conversion Upon Redemption. If the Company calls any Note for Redemption, then the Holder of such Note may Convert such Note at any time before the Close of Business on the second (2nd) Scheduled Trading Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full).

(5) Conversions During Free Convertibility Period. A Holder may Convert its Notes at any time from, and including, August 15, 2031 until the Close of Business on the Scheduled Trading Day immediately before the Maturity Date.

For the avoidance of doubt, the Notes may become Convertible pursuant to any one or more of the preceding sub-paragraphs of this Section 5.01(C)(i) and the Notes ceasing to be Convertible pursuant to a particular sub-paragraph of this Section 5.01(C)(i) will not preclude the Notes from being Convertible pursuant to any other sub-paragraph of this Section 5.01(C)(i).

(ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in the Indenture or the Notes:

(1) Notes may be surrendered for Conversion during a period where the Notes are Convertible pursuant to Section 5.01(C)(i) only after the Open of Business and before the Close of Business on a day that is a Business Day;

(2) in no event may any Note be Converted after the Close of Business on the Scheduled Trading Day immediately before the Maturity Date;

(3) if the Company calls any Note for Redemption pursuant to Section 4.03, then the Holder of such Note may not Convert such Note after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Supplemental Indenture; and

(4) if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be Converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F); or (c) the Company fails to pay the Fundamental Change Repurchase Price for such Note in accordance with this Supplemental Indenture (or a third party fails to make such payment in lieu of the Company in accordance with Section 4.02(H)).

Section 5.02 CONVERSION PROCEDURES.

(A) Generally.

(i) Global Notes. To Convert a beneficial interest in a Global Note that is Convertible pursuant to Section 5.01(C), the owner of such beneficial interest must (1) comply with the Depositary Procedures for Converting such beneficial interest (at which time such Conversion will become irrevocable unless the Company, in its sole and absolute discretion, agrees to permit the owner of such beneficial interest to withdraw such Conversion and such withdrawal is reasonably feasible pursuant to the Depositary Procedures and the Company delivers a direction to the Conversion Agent permitting such withdrawal); and (2) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(ii) Physical Notes. To Convert all or a portion of a Physical Note that is Convertible pursuant to Section 5.01(C), the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the Conversion Notice attached to such Physical Note or a facsimile of such Conversion Notice; (2) deliver such Physical Note to the Conversion Agent (at which time such Conversion will become irrevocable, unless the Company, in its sole and absolute discretion, agrees to permit the owner of such Physical Note to withdraw such Physical Note and the Company delivers a direction to the Conversion Agent permitting such withdrawal); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(B) Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be Converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest, if any, due, pursuant to Section 5.03(B) or 5.02(D)), upon such Conversion, be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).

(C) Holder of Record of Conversion Shares. The Person in whose name any share of Common Stock is issuable upon Conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on (i) the Conversion Date for such Conversion, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the Observation Period for such Conversion, in the case of Combination Settlement.

(D) Interest Payable Upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such Note for Conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for Conversion need not deliver such cash (v) with respect to any Note called for Redemption, if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the second (2nd) Scheduled Trading Day immediately after such Interest Payment Date; (w) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (x) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (y) to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is Converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then the Company will pay, as provided above, interest that would have accrued on such Note to, but excluding, the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day) as if such Note had not been Converted. For the avoidance of doubt, if the Conversion Date of a Note to be Converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for Conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D).

(E) Taxes and Duties. If a Holder Converts a Note, the Company will pay or cause to be paid any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of Common Stock upon such Conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(F) Conversion Agent to Notify Company of Conversions. If any Note is submitted for Conversion to the Conversion Agent or the Conversion Agent receives any notice of Conversion with respect to a Note, then the Conversion Agent will promptly notify the Company and the Trustee (if other than the Conversion Agent) of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.

Section 5.03 SETTLEMENT UPON CONVERSION.

(A) Settlement Method. Upon the Conversion of any Note, the Company will settle such Conversion by paying or delivering, as applicable and as provided in this Article 5, either (x) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares, as provided in Section 5.03(B)(i)(1) (a “Physical Settlement”); (y) solely cash as provided in Section 5.03(B)(i)(2) (a “Cash Settlement”); or (z) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares, as provided in Section 5.03(B)(i)(3) (a “Combination Settlement”).

(i) The Company’s Right to Elect Settlement Method. The Company will have the right to elect the Settlement Method applicable to any Conversion of a Note; provided, however, that:

(1) subject to clause (3) below, all Conversions of Notes with a Conversion Date that occurs on or after August 15, 2031 will be settled using the same Settlement Method, and the Company will send notice of such Settlement Method to Holders no later than the Open of Business on August 15, 2031;

(2) subject to clause (3) below, if the Company elects a Settlement Method with respect to the Conversion of any Note whose Conversion Date occurs before August 15, 2031, then the Company will send notice of such Settlement Method to the Holder of such Note no later than the Close of Business on the Business Day immediately after such Conversion Date;

(3) if any Notes are called for Redemption, then (a) the Company will specify, in the related Redemption Notice (and, in the case of a Redemption of fewer than all outstanding Notes, in a notice simultaneously sent to all Holders of Notes not called for Redemption) sent pursuant to Section 4.03(F), the Settlement Method that will apply to all Conversions of Notes with a Conversion Date that occurs on or after the related Redemption Notice Date and on or before the second (2nd) Scheduled Trading Day immediately before the related Redemption Date; and (b) if such Redemption Date occurs on or after August 15, 2031, then such Settlement Method must be the same Settlement Method that, pursuant to clause (1) above, applies to all Conversions of Notes with a Conversion Date that occurs on or after August 15, 2031;

(4) the Company will use the same Settlement Method for all Conversions of Notes with the same Conversion Date (and, for the avoidance of doubt, the Company will not be obligated to use the same Settlement Method with respect to Conversions of Notes with different Conversion Dates, except as provided in clause (1) or (3) above);

(5) if the Company does not timely elect a Settlement Method with respect to the Conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default); and

(6) if the Company timely elects Combination Settlement with respect to the Conversion of a Note but does not timely notify the Holder of such Note of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such Conversion will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default).

At or before the time the Company sends any notice referred to in this Section 5.03(A)(i), the Company will send a copy of such notice to the Trustee and the Conversion Agent (if other than the Trustee), but the failure to timely send such copy will not affect the validity of any Settlement Method election.

(ii) The Company’s Right to Irrevocably Fix or Eliminate Settlement Methods. The Company will have the right, exercisable at its election by sending notice of such exercise to the Holders (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)), to (1) irrevocably fix the Settlement Method that will apply to all Conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders; or (2) irrevocably eliminate any one or more (but not all) Settlement Methods (including eliminating Combination Settlement with a particular Specified Dollar Amount or range of Specified Dollar Amounts) with respect to all Conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders, provided, in each case, that (w) the Settlement Method so elected pursuant to clause (1) above, or the Settlement Method(s) remaining after any elimination pursuant to clause (2) above, as applicable, must be a Settlement Method or Settlement Method(s), as applicable, that the Company is then permitted to elect (for the avoidance of doubt, including pursuant to, and subject to, the other provisions of this Section 5.03(A)); (x) no such irrevocable election or Default Settlement Method change will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to the Indenture (including pursuant to Section 8.01(G)

or this Section 5.03(A)); (y) upon any such irrevocable election pursuant to clause (1) above, the Default Settlement Method will automatically be deemed to be set to the Settlement Method so fixed; and (z) upon any such irrevocable election pursuant to clause (2) above, the Company will, if needed, simultaneously change the Default Settlement Method to a Settlement Method that is consistent with such irrevocable election. Such notice, if sent, must set forth the applicable Settlement Method(s) so elected or eliminated, as applicable, and the Default Settlement Method applicable immediately after such election, and expressly state that the election is irrevocable and applicable to all Conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the Indenture or the Notes, including pursuant to Section 8.01(G) (it being understood, however, that the Company may nonetheless choose to execute such an amendment at its option).

Notwithstanding anything to the contrary in the foregoing or in the Indenture, (1) the Company irrevocably elects, effective the date of this Supplemental Indenture, to fix the Settlement Method to Physical Settlement, and (2) the Company shall not be required to otherwise notify Holders, the Trustee or the Conversion Agent (if other than the Trustee) of such election or otherwise post an announcement of such election on its website or issue a report on Form 8-K (or any successor form) disclosing such irrevocably elected Settlement Method.

(iii) Requirement to Publicly Disclose the Fixed or Default Settlement Method. If the Company changes the Default Settlement Method pursuant to clause (x) of the proviso to the definition of such term or irrevocably fixes the Settlement Method(s) pursuant to Section 5.03(A)(ii), then the Company will, substantially concurrently, either post the Default Settlement Method or fixed Settlement Method(s), as applicable, on its website or disclose the same in a Current Report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.

(B) Conversion Consideration.

(i) Generally. Subject to Sections 5.03(B)(ii), 5.03(B)(iii) and 5.09(A)(2), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be Converted will be as follows:

(1) if Physical Settlement applies to such Conversion, subject to Section 5.03(B)(ii), a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such Conversion;

(2) if Cash Settlement applies to such Conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such Conversion; or

(3) if Combination Settlement applies to such Conversion, consideration consisting, subject to Section 5.03(B)(ii), of (a) a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such Conversion; and (b) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period.

(ii) Cash in Lieu of Fractional Shares. If Physical Settlement or Combination Settlement applies to the Conversion of any Note and the number of shares of Common Stock deliverable pursuant to Section 5.03(B)(i) upon such Conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such Conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the Conversion Date for such Conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such Conversion, in the case of Combination Settlement.

(iii) Conversion of Multiple Notes by a Single Holder. If a Holder Converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such Conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes Converted on such Conversion Date by such Holder.

(iv) Notice of Calculation of Conversion Consideration. If Cash Settlement or Combination Settlement applies to the Conversion of any Note, then the Company will determine the Conversion Consideration due thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Conversion Agent of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Conversion Agent will have any duty to make any such determination.

(C) Delivery of the Conversion Consideration. Except as set forth in Sections 5.05(D) and 5.09, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the Conversion of any Note to the Holder as follows: (i) if Cash Settlement or Combination Settlement applies to such Conversion, on or before the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such Conversion; and (ii) if Physical Settlement applies to such Conversion, on or before the second (2nd) Business Day immediately after the Conversion Date for such Conversion; provided, however, that if (1) any Note is Converted with a Conversion Date occurring after the Regular Record Date immediately preceding the Maturity Date; and (2) Physical Settlement applies to such Conversion, then (x) the Company will settle such conversion on the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day), as applicable; and (y) the Conversion Date will instead be deemed to be the Business Day immediately before the Maturity Date.

(D) Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder Converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.02(D), the Company’s delivery of the Conversion Consideration due in respect of such Conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest on, such Note to, but excluding the relevant Conversion Date. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on a Converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, subject to Section 5.02(D), upon Conversion, accrued and unpaid interest is first paid by any cash paid upon such Conversion (other than cash paid in lieu of a fractional share) and thereafter by shares of Common Stock.

Section 5.04 RESERVE AND STATUS OF COMMON STOCK ISSUED UPON CONVERSION.

(A) Stock Reserve. At all times when any Notes are outstanding, the Company will reserve (out of its authorized and not outstanding shares of Common Stock that are not reserved for other purposes) a number of shares of Common Stock equal to the product of (i) the aggregate principal amount (expressed in thousands) of all then-outstanding Notes; and (ii) the Conversion Rate then in effect (assuming, for these purposes, that the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 5.07). To the extent the Company delivers shares of Common Stock held in its treasury in settlement of the Conversion of any Notes, each reference in the Indenture or the Notes to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery, mutatis mutandis.

(B) Status of Conversion Shares; Listing. Each Conversion Share, if any, delivered upon Conversion of any Note will be a newly issued or treasury share (except that any Conversion Share delivered by a designated financial institution pursuant to Section 5.08 need not be a newly issued or treasury share) and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each Conversion Share, when delivered upon Conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.05 ADJUSTMENTS TO THE CONVERSION RATE.

(A) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(i) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the Effective Date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or Effective Date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or Effective Date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.05(A)(iii)(1) and 5.05(F) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, options or warrants.

For purposes of this Section 5.05(A)(ii) and Section 5.01(C)(i)(3)(a)(I), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Company in good faith and in a commercially reasonable manner.

(iii) Spin-Offs and Other Distributed Property.

(1) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(a) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(i) or 5.05(A)(ii);

(b) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iv);

(c) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(F);

(d) Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iii)(2);

(e) a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply; and

(f) a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Company in good faith and in a commercially reasonable manner), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, and without having to convert its Notes, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(2) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5.09 will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 5.05(A)(iii)(2), (i) if any VWAP Trading Day of the Observation Period for a Note whose Conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such Conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose Conversion will be settled pursuant to Physical Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration due in respect of such Conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, and without having to convert its Notes, the amount of cash that such Holder would have received in such dividend or distribution if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Company in good faith and in a commercially reasonable manner) of the cash and other consideration paid or payable per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC	=	the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company in good faith and in a commercially reasonable manner) of all cash and other consideration paid or payable for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.05(A)(v), if (i) any VWAP Trading Day of the Observation Period for a Note whose Conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such Conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, such VWAP Trading Day and (ii) if the Conversion Date for a Note whose Conversion will be settled pursuant to Physical Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration due in respect of such Conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(B) No Adjustments in Certain Cases.

(i) Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to Convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(ii) Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05 or Section 5.07. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(1) except as otherwise provided in Section 5.05, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(2) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(3) the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date;

(5) solely a change in the par value of the Common Stock; or

(6) accrued and unpaid interest on the Notes.

(C) Adjustment Deferral. If an adjustment to the Conversion Rate otherwise required by this Article 5 would result in a change of less than one percent (1%) to the Conversion Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least one percent (1%) to the Conversion Rate; (ii) the Conversion Date of any Note (in the case of Physical Settlement), or each VWAP Trading Day of an Observation Period for any Note (in the case of Cash Settlement or Combination Settlement); (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs; (iv) the date the Company calls any Notes for Redemption; and (v) August 15, 2031.

(D) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in the Indenture or the Notes, if:

(i) a Note is to be Converted and Physical Settlement or Combination Settlement applies to such Conversion;

(ii) the record date, Effective Date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such Conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such Conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;

(iii) the Conversion Consideration due upon such Conversion includes whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement); and

(iv) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such Conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement). In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such Conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such Conversion until the second (2nd) Business Day after such first date.

(E) Conversion Rate Adjustments Where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in the Indenture or the Notes, if:

(i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);

(ii) a Note is to be Converted pursuant to Physical Settlement or Combination Settlement;

(iii) the Conversion Date for such Conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such Conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv) the Conversion Consideration due upon such Conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement), in each case based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)),

then:

(x) in the case of Physical Settlement, such Conversion Rate adjustment will not be given effect for such Conversion and the shares of Common Stock issuable upon such Conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the Conversion Consideration otherwise due upon such Conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution; and

(y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date will be made for such Conversion in respect of such VWAP Trading Day, but the shares of Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate will not be entitled to participate in such dividend or distribution.

(F) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon Conversion of any Note and, at the time of such Conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under the Indenture upon such Conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 5.05(A)(iii)(1).

(G) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) or Section 5.07 to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(H) Equitable Adjustments to Prices. Whenever any provision of the Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, the Daily VWAPs, the Daily Conversion Values, the Daily Cash Amounts or the Daily Share Amounts over a period of multiple days (including over an Observation Period, to calculate an adjustment to the Conversion Rate and the period, if any, for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Company will, acting in good faith and in a commercially reasonable manner, make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or Expiration Date, as applicable, of the event occurs, at any time during such period or Observation Period, as applicable.

(I) Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.05(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(J) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward) or to the nearest cent (with 0.5 of a cent rounded upward), as applicable.

(K) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.06 VOLUNTARY ADJUSTMENTS.

(A) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

(B) Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.06(A), then, no later than the first Business Day of the related twenty (20) or more Business Day period referred to in Section 5.06(A), the Company will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.

Section 5.07 ADJUSTMENTS TO THE CONVERSION RATE IN CONNECTION WITH A MAKE-WHOLE FUNDAMENTAL CHANGE.

(A) Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the Conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.07, the Conversion Rate applicable to such Conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

Make-Whole Fundamental Change Effective Date	Stock Price
	$31.00	$37.50	$44.95	$51.00	$58.44	$80.00	$125.00	$175.00	$275.00	$400.00
November 18, 2025	10.0111	7.3349	5.3853	4.3073	3.3583	1.8239	0.6771	0.2689	0.0378	0.0000
November 15, 2026	10.0111	7.3349	5.3226	4.2061	3.2339	1.6946	0.5927	0.2211	0.0234	0.0000
November 15, 2027	10.0111	7.2603	5.1326	3.9867	3.0039	1.4946	0.4798	0.1636	0.0091	0.0000
November 15, 2028	10.0111	7.0461	4.8198	3.6471	2.6644	1.2240	0.3457	0.1039	0.0000	0.0000
November 15, 2029	10.0111	6.6493	4.3012	3.1096	2.1514	0.8596	0.1973	0.0482	0.0000	0.0000
November 15, 2030	10.0111	5.8885	3.3528	2.1733	1.3190	0.3866	0.0649	0.0113	0.0000	0.0000
November 15, 2031	10.0111	4.4197	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(i) if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(ii) if the Stock Price is greater than $400.00 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.07(B)), or less than $31.00 (subject to adjustment in the same manner), per share of Common Stock, then no Additional Shares of Common Stock will be added to the Conversion Rate.

Notwithstanding anything to the contrary in the Indenture or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 32.2580 shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.05(A).

For the avoidance of doubt, but subject to Section 4.03(I), (x) the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called (or deemed called) for Redemption pursuant to such Redemption Notice, and not with respect to any other Notes; and (y) the Conversion Rate applicable to the Notes not so called (or deemed called) for Redemption will not be subject to increase pursuant to this Section 5.07 on account of such Redemption Notice.

(B) Adjustment of Stock Prices and Number of Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.05(A). The numbers of Additional Shares in the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.05(A).

(C) Notice of the Occurrence of a Make-Whole Fundamental Change. If a Make-Whole Fundamental Change occurs pursuant to clause (A) of the definition thereof, then, promptly and in no event later than the second Business Day immediately after the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change, the Company will notify the Holders of the occurrence of such Make-Whole Fundamental Change and of such Make-Whole Fundamental Change Effective Date, briefly stating the circumstances under which the Conversion Rate will be increased pursuant to this Section 5.07 in connection with such Make-Whole Fundamental Change, in accordance with Section 5.01(C)(i)(3)(b). The Company will notify the Holders of each Make-Whole Fundamental Change occurring pursuant to clause (B) of the definition thereof in the related Redemption Notice in accordance with Section 4.03(F) (with a copy to the Trustee, the Paying Agent, if other than the Trustee, and the Conversion Agent, if other than the Trustee).

(D) Settlement of Cash Make-Whole Fundamental Changes. For the avoidance of doubt, if holders of Common Stock receive solely cash in a Make-Whole Fundamental Change, then, pursuant to Section 5.09, conversions of Notes will thereafter be settled no later than the second (2nd) Business Day after the relevant Conversion Date.

Section 5.08 EXCHANGE IN LIEU OF CONVERSION.

Notwithstanding anything to the contrary in this Article 5, and subject to the terms of this Section 5.08, if a Note is submitted for Conversion, the Company may elect to arrange to have such Note exchanged in lieu of Conversion by a financial institution designated by the Company. To make such election, the Company must send notice of such election to the Holder of such Note, the Trustee and the Conversion Agent (if other than the Trustee) before the Close of Business on the Business Day immediately following the Conversion Date for such Note. If the Company has made such election, then:

(A) no later than the Business Day immediately following such Conversion Date, the Company must deliver (or cause the Conversion Agent to deliver) such Note, together with delivery instructions for the Conversion Consideration due upon such Conversion (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such Conversion Consideration in the manner and at the time the Company would have had to deliver the same pursuant to this Article 5;

(B) if such Note is a Global Note, then (i) such designated institution will send written confirmation to the Conversion Agent promptly after wiring the cash Conversion Consideration, if any, and delivering any other Conversion Consideration, due upon such Conversion to the Holder of such Note; and (ii) the Conversion Agent will as soon as reasonably practicable thereafter contact such Holder’s custodian with the Depositary to confirm receipt of the same; and

(C) such Note will not cease to be outstanding by reason of such exchange in lieu of Conversion;

provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Conversion Consideration, then the Company will be responsible for delivering such Conversion Consideration in the manner and at the time provided in this Article 5 as if the Company had not elected to make an exchange in lieu of Conversion.

Section 5.09 EFFECT OF COMMON STOCK CHANGE EVENT.

(A) Generally. If there occurs any:

(i) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(ii) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(iii) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(iv) other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in the Indenture or the Notes,

(1) from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon Conversion of any Note, and the conditions to any such Conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” references to “Common Stock” and the Company’s “Common Equity” will be deemed to refer to the Common Equity (including depositary receipts representing Common Equity), if any, forming part of such Reference Property;

(2) if such Reference Property Unit consists entirely of cash, then (I) each Conversion of any Note with a Conversion Date that occurs on or after the effective date of such Common Stock Change Event will be settled entirely in cash in an amount, per $1,000 principal amount of such Note being Converted, equal to the product of (x) the Conversion Rate in effect on such Conversion Date (including, for the avoidance of doubt, any increase to such Conversion Rate pursuant to Section 5.07, if applicable); and (y) the amount of cash constituting such Reference Property Unit; and (II) the Company will settle each such Conversion no later than the second (2nd) Business Day after the relevant Conversion Date; and

(3) for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of Common Equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of Common Equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent Conversions of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) in a manner consistent with this Section 5.09; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders.

(B) Notice of Common Stock Change Events. The Company will provide notice of each Common Stock Change Event to Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the second (2nd) Business Day after the effective date of such Common Stock Change Event, including a brief description of such Common Stock Change Event, its effective date and a brief description of the anticipated change in the conversion right of the Notes.

(C) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.09.

Article 6. SUCCESSORS

This Article 6 will apply to the Notes in lieu of Article 5 of the Base Indenture, which will be deemed to be replaced with this Article 6, mutatis mutandis.

Section 6.01 WHEN THE COMPANY MAY MERGE, ETC.

(A) Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(i) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a Qualified Successor Entity (such Qualified Successor Entity, the “Successor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under the Indenture and the Notes; and

(ii) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

(B) Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. At or before the effective time of any Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in the Indenture have been satisfied.

Section 6.02 SUCCESSOR ENTITY SUBSTITUTED.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Successor Entity had been named as the Company in the Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under the Indenture and the Notes.

Section 6.03 EXCLUSION FOR ASSET TRANSFERS WITH WHOLLY OWNED SUBSIDIARIES.

Notwithstanding anything to the contrary in this Article 6, this Article 6 will not apply to any transfer of assets (other than by merger or consolidation) between or among the Company and any one or more of its Wholly Owned Subsidiaries.

Article 7. DEFAULTS AND REMEDIES

This Article 7 will apply to the Notes in lieu of Article 6 of the Base Indenture, which will be deemed to be replaced with this Article 7, mutatis mutandis.

Section 7.01 EVENTS OF DEFAULT.

(A) Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(i) a default in the payment when due (whether at maturity, upon Redemption or Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, any Note;

(ii) a default for thirty (30) consecutive days in the payment when due of interest on any Note;

(iii) the Company’s failure to deliver, when required by the Indenture, a Fundamental Change Notice, or a notice pursuant to Section 5.01(C)(i)(3), if (in the case of any notice other than a notice pursuant to Section 5.01(C)(i)(3)(a)) such failure is not cured within three (3) Business Days after its occurrence (or, in the case of a notice pursuant to Section 5.01(C)(i)(3)(a), when due);

(iv) a default in the Company’s obligation to Convert a Note in accordance with Article 5 upon the exercise of the Conversion right with respect thereto, if such default is not cured within three (3) Business Days after its occurrence;

(v) a default in the Company’s obligations under Article 6;

(vi) a default in any of the Company’s obligations or agreements under the Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(vii) a default by the Company or any of the Company’s Significant Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least twenty million dollars ($20,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s Significant Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(1) constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

(2) results in such indebtedness becoming or being declared due and payable before its stated maturity,

in each case where such default is not cured or waived within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding;

(viii) a final judgment being rendered against the Company or any of its Significant Subsidiaries for the payment of at least twenty million dollars ($20,000,000) (or its foreign currency equivalent) (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within sixty (60) days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished;

(ix) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1) commences a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3) consents to the appointment of a custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) takes any comparable action under any foreign Bankruptcy Law; or

(6) generally is not paying its debts as they become due; or

(x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2) appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4) grants any similar relief under any foreign Bankruptcy Law,

and, in each case under this Section 7.01(A)(x), such order or decree remains unstayed and in effect for at least sixty (60) days.

For the avoidance of doubt, any failure by the Company to provide any notice under the Indenture other than as set forth in Section 7.01(A)(iii) above shall be subject to Section 7.01(A)(vi) above (including the 60-day cure period contained therein).

(B) Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02 ACCELERATION.

(A) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(B) Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) with respect to the Company and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding to become due and payable immediately. For the avoidance of doubt, if such Event of Default is not continuing at the time such notice is provided (that is, such Event of Default has been cured or waived as of such time), then such notice will not be effective to cause such amounts to become due and payable immediately.

(C) Rescission of Acceleration. Notwithstanding anything to the contrary in the Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest, if any, on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.03 SOLE REMEDY FOR A FAILURE TO REPORT.

(A) Generally. Notwithstanding anything to the contrary in the Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 (including the Company’s obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first three hundred and sixty five (365) calendar days on which such Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the three hundred and sixty-sixth (366th) calendar day on which such Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such three hundred sixty-sixth (366th) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.04(B)).

(B) Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first one hundred and eighty (180) days on which such Reporting Event of Default is continuing and Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof, to, and including, the three hundred and sixty-fifth (365th) calendar day on which such Reporting Event of Default is continuing and Special Interest accrues. For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note.

(C) Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent (if other than the Trustee), before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(D) Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.

(E) No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.04 OTHER REMEDIES.

(A) Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of the Indenture or the Notes.

(B) Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.05 WAIVER OF PAST DEFAULTS.

An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06 CURE OF DEFAULTS; ABILITY TO CURE OR WAIVE BEFORE EVENT OF DEFAULT OCCURS.

For the avoidance of doubt, and without limiting the manner in which any Default can be cured, (A) a Default or Event of Default consisting of a failure to send a notice in accordance with the Indenture will be cured upon the sending of such notice; (B) a Default or Event of Default in making any payment on (or delivering any other consideration in respect of) any Note will be cured upon the delivery, in accordance with the Indenture, of such payment (or other consideration) together, if applicable, with Default Interest thereon; and (C) a Default or Event of Default that is (or, after notice, passage of time or both, would be) a Reporting Event of Default will be cured upon the filing of the relevant report(s) giving rise to such Reporting Event of Default; provided that (i) the cure of any Event of Default shall not invalidate any acceleration of the Notes on account of such Event of Default that was properly effected prior to such time as such Event of Default was cured and (ii) the cure of any Reporting Event of Default shall not affect the Company’s obligation to pay any Special Interest that accrues prior to the time of such cure. In addition, for the avoidance of doubt, if a Default that is not an Event of Default is cured or waived before such Default would have constituted an Event of Default, then no Event of Default will result from such Default.

Section 7.07 CONTROL BY MAJORITY.

Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, the Indenture or the Notes, or that, subject to Section 6.05 of the Base Indenture, the Trustee determines may be unduly prejudicial to the rights of other Holders or may involve the Trustee in liability, unless the Trustee is offered (and, if requested, provided with) security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.

Section 7.08 LIMITATION ON SUITS.

No Holder may pursue any remedy with respect to the Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Fundamental Change Repurchase Price or Redemption Price for, or interest on, any Notes; or (y) the Company’s obligations to Convert any Notes pursuant to Article 5), unless:

(A) such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;

(B) Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a request to the Trustee to pursue such remedy;

(C) such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;

(D) the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(E) during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of the Indenture complies with the preceding sentence.

Section 7.09 ABSOLUTE RIGHT OF HOLDERS TO INSTITUTE SUIT FOR THE ENFORCEMENT OF THE RIGHT TO RECEIVE PAYMENT AND CONVERSION CONSIDERATION.

Notwithstanding anything to the contrary in the Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to receive payment or delivery, as applicable, of the principal of, or the Fundamental Change Repurchase Price or Redemption Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon Conversion of, such Note on or after the respective due dates therefor provided in the Indenture and the Notes, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such Holder.

Section 7.10 COLLECTION SUIT BY TRUSTEE.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Fundamental Change Repurchase Price or Redemption Price for, or any interest on, or Conversion Consideration due pursuant to Article 5 upon Conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including all amounts owed to it under Section 7.07 of the Base Indenture.

Section 7.11 TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 7.07 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in the Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.12 PRIORITIES.

The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First: to the Trustee and its agents and attorneys for amounts due hereunder, including payment of all fees and compensation of, and all expenses and liabilities incurred, and all advances made, by, the Trustee (in each of its capacities under the Indenture, including as Note Agent) and the costs and expenses of collection;

Second: to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Fundamental Change Repurchase Price or Redemption Price for, or any interest on, or any Conversion Consideration due upon Conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third: to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.12, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.13 UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under the Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit; and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.13 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.09 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8. AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01 and Section 8.02 will apply to the Notes in lieu of Section 9.01 and Section 9.02, respectively, of the Base Indenture, which will be deemed to be replaced with Section 8.01 and Section 8.02, respectively, mutatis mutandis.

Section 8.01 WITHOUT THE CONSENT OF HOLDERS.

Notwithstanding anything to the contrary in Section 8.02, the Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder to:

(A) cure any ambiguity or correct any omission, defect or inconsistency in the Indenture or the Notes;

(B) add guarantees with respect to the Company’s obligations under the Indenture or the Notes;

(C) secure the Notes;

(D) add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

(E) provide for the assumption of the Company’s obligations under the Indenture and the Notes pursuant to, and in compliance with, Article 6;

(F) enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 in connection with a Common Stock Change Event;

(G) irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 5.03(A)(i);

(H) evidence or provide for the acceptance of the appointment, under the Indenture, of a successor Trustee;

(I) conform the provisions of the Indenture and the Notes to the “Description of Notes” section of the Company’s preliminary prospectus supplement, dated November 10, 2025, as supplemented by the related pricing term sheet, dated November 11, 2025;

(J) provide for or confirm the issuance of additional Notes pursuant to Section 2.02(B);

(K) provide for any transfer restrictions that apply to any Notes issued under the Indenture (other than the Initial Notes) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 or that are originally issued in reliance upon Regulation S under the Securities Act;

(L) comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or

(M) make any other change to the Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect, as determined by the Company in good faith.

At the written request of any Holder of a Note or owner of a beneficial interest in a Global Note, the Company will provide a copy of the “Description of Notes” section and pricing term sheet referred to in Section 8.01(I).

Section 8.02 WITH THE CONSENT OF HOLDERS.

(A) Generally. Subject to Sections 8.01, 7.05 and 7.09 and the immediately following sentence, the Company and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to the Indenture or the Notes, or waiver of any provision of the Indenture or the Notes, may:

(i) reduce the principal, or change the stated maturity, of any Note;

(ii) reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii) reduce the rate, or extend the time for the payment, of interest on any Note;

(iv) make any change that adversely affects the Conversion rights of any Note;

(v) impair the rights of any Holder set forth in Section 7.09 (as such section is in effect on the Issue Date);

(vi) change the ranking of the Notes;

(vii) make any Note payable in money, or at a place of payment, other than that stated in the Indenture or the Note;

(viii) reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or

(ix) make any direct or indirect change to any amendment, supplement, waiver or modification provision of the Indenture or the Notes that requires the consent of each affected Holder.

For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to the Indenture or the Notes, or waiver of any provision of the Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

(B) Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.03 NOTICE OF AMENDMENTS, SUPPLEMENTS AND WAIVERS.

As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04 REVOCATION, EFFECT AND SOLICITATION OF CONSENTS; SPECIAL RECORD DATES; ETC.

(A) Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(B) Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(C) Solicitation of Consents. For the avoidance of doubt, each reference in the Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

(D) Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

Section 8.05 NOTATIONS AND EXCHANGES.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02 of the Base Indenture, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06 TRUSTEE TO EXECUTE SUPPLEMENTAL INDENTURES.

The Trustee will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that adversely affects the Trustee’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee will be entitled to receive, and will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by the Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.

Article 9. SATISFACTION AND DISCHARGE

This Article 9 will apply to the Notes in lieu of Article 8 of the Base Indenture, which will be deemed to be replaced with this Article 9, mutatis mutandis.

Section 9.01 TERMINATION OF COMPANY’S OBLIGATIONS.

The Company’s obligations with respect to the Notes under the Indenture will be discharged, and the Indenture will cease to be of further effect as to all Notes issued under the Indenture, when:

(A) all Notes then outstanding (other than Notes replaced pursuant to Section 2.07 of the Base Indenture) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Repurchase Date, the Maturity Date, upon Conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(B) the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be Converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.07 of the Base Indenture);

(C) the Company has paid all other amounts payable by it under the Indenture; and

(D) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of the Indenture have been satisfied;

provided, however, that Article 7 of the Base Indenture and Section 10.01 will survive such discharge and, until no Notes remain outstanding, Section 2.10 of the Base Indenture and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s request, the Trustee will acknowledge the satisfaction and discharge of the Indenture.

Section 9.02 REPAYMENT TO COMPANY.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 9.03 REINSTATEMENT.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of the Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Article 10. MISCELLANEOUS

Section 10.01 NOTICES.

Any notice or communication by the Company or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

Cogent Biosciences, Inc.

275 Wyman Street, 3rd Floor

Waltham, Massachusetts 02451

Attention: John Green, Chief Financial Officer

Email: [***]

with a copy (which will not constitute notice) to:

Gibson, Dunn & Crutcher LLP

One Embarcadero Center Suite 2600

San Francisco, CA 94111-3715

Attention: Branden C. Berns

E-mail: BBerns@gibsondunn.com

If to the Trustee:

U.S. Bank Trust Company, National Association

Mail Code: MA-DM-CMNB

Lunken Operations Center

5065 Wooster Road

Cincinnati, OH 45226

Attention: S. Gomes (Cogent Biosciences, Inc. Administrator)

E-mail: [***]

with a copy (which will not constitute notice) to:

Shipman & Goodwin LLP

One Constitution Plaza

Hartford, CT 06103-1919

Attention: Nathan Plotkin

E-mail: [***]

Notwithstanding anything to the contrary in the preceding paragraph, notices to the Trustee or any Note Agent must be in writing and will be deemed to have been given upon actual receipt by the Trustee or such Note Agent, as applicable.

The Company or the Trustee, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

The Trustee will not have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) will be deemed original signatures for all purposes. Any person that uses electronic signatures or electronic methods to send communications to the Trustee assumes all risks arising out of such use, including the risk of the Trustee acting on an unauthorized communication and the risk of interception or misuse by third parties. Notwithstanding anything to the contrary in this paragraph, the Trustee may, in any instance and in its sole discretion, require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic communication.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt is acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices or communications required to be made to a Holder pursuant to the Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note will instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in the Indenture or the Notes, (A) whenever any provision of the Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities (and, for purposes of the interpretation of the Indenture, such notice will be deemed to have been duly sent at the time otherwise required by the Indenture); and (B) whenever any provision of the Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 10.02 RULES BY THE TRUSTEE, THE REGISTRAR, THE PAYING AGENT AND THE CONVERSION AGENT.

The Trustee may make reasonable rules for action by or at a meeting of Holders. Each of the Registrar, the Paying Agent and the Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.03 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 10.04 GOVERNING LAW; WAIVER OF JURY TRIAL.

This Section 10.04 will, with respect to the Notes, supersede Section 11.08 of the Base Indenture in its entirety.

THE INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE OR THE NOTES.

Section 10.05 SUBMISSION TO JURISDICTION.

Any legal suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated by the Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 10.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 10.06 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

Neither the Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret the Indenture or the Notes.

Section 10.07 SUCCESSORS.

All agreements of the Company in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successors.

Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee is a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, will be the successor of the Trustee under the Indenture, without the need for the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such organization or entity is otherwise qualified and eligible under Section 7.10 of the Base Indenture and Section 310 of the Trust Indenture Act.

Section 10.08 FORCE MAJEURE.

The Trustee and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under the Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 10.09 U.S.A. PATRIOT ACT.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 10.10 CALCULATIONS.

Except as otherwise provided in the Indenture, the Company will be responsible for making all calculations called for under the Indenture or the Notes, including determinations of the Last Reported Sale Price, the Daily Conversion Value, the Daily Cash Amount, the Daily Share Amount, the Daily VWAP, the Trading Price, accrued interest on the Notes, including any Special Interest, the Redemption Price, the Fundamental Change Repurchase Price and the Conversion Rate (including adjustments to the Conversion Rate).

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will promptly forward a copy of each such schedule to a Holder upon its written request therefor. For the avoidance of doubt, the Trustee will not be obligated to make or confirm any calculations or other amounts called for under the Indenture or the Notes.

Section 10.11 SEVERABILITY.

If any provision of the Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of the Indenture or the Notes will not in any way be affected or impaired thereby.

Section 10.12 COUNTERPARTS.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Supplemental Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually or electronically executed counterpart.

Section 10.13 TABLE OF CONTENTS, HEADINGS, ETC.

The table of contents and the headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and will in no way modify or restrict any of the terms or provisions of the Indenture.

Section 10.14 WITHHOLDING TAXES.

Each Holder of a Note agrees, and each beneficial owner of an interest in a Note, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate, then the Company or such withholding agent, as applicable, may, at its option, set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note, any payments on the Common Stock or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Note.

Section 10.15 TRUST INDENTURE ACT CONTROLS.

If any provision of the Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in the Indenture by the Trust Indenture Act, such required or deemed provision of the Trust Indenture Act will control.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused this Supplemental Indenture to be duly executed as of the date first written above.

COGENT BIOSCIENCES, INC.

By:	/s/ John Green
Name:	John Green
Title:	Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Steven J. Gomes
Name:	Steven J. Gomes
Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Non-Affiliate Legend]

A-1

COGENT BIOSCIENCES, INC.

1.625% Convertible Senior Note due 2031

CUSIP No.:	[___]	Certificate No. [___]
ISIN No.:	[___]

Cogent Biosciences, Inc., a Delaware corporation, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [___] dollars ($[___]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]** on November 15, 2031 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates: May 15 and November 15 of each year, commencing on May 15, 2026.

Regular Record Dates: May 1 and November 1.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

**	Insert bracketed language for Global Notes only

IN WITNESS WHEREOF, Cogent Biosciences, Inc. has caused this instrument to be duly executed as of the date set forth below.

COGENT BIOSCIENCES, INC.

Date:_______________________________________	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

COGENT BIOSCIENCES, Inc.

1.625% Convertible Senior Note due 2031

This Note is one of a duly authorized issue of notes of Cogent Biosciences, Inc., a Delaware corporation (the “Company”), designated as its 1.625% Convertible Senior Notes due 2031 (the “Notes”), all issued or to be issued pursuant to an indenture (the “Base Indenture”), dated as of November 18, 2025, and a first supplemental indenture (as the same may be amended from time to time, the “Supplemental Indenture,” and the Base Indenture, as amended and supplemented by the Supplemental Indenture, and as the same may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”), dated as of November 18, 2025, each between the Company and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1. Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.04 of the Supplemental Indenture. Stated Interest on this Note will begin to accrue from, and including, [date].

2. Maturity. This Note will mature on November 15, 2031, unless earlier repurchased, redeemed or Converted.

3. Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.03 of the Supplemental Indenture.

4. Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5. Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6. Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. If a Fundamental Change (other than an Exempted Fundamental Change) occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Supplemental Indenture.

7. Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Supplemental Indenture.

8. Conversion. The Holder of this Note may Convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Supplemental Indenture.

9. When the Company May Merge, Etc. Article 6 of the Supplemental Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10. Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Supplemental Indenture.

11. Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Article 8 of the Supplemental Indenture.

12. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13. Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

14. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

15. Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Cogent Biosciences, Inc.

275 Wyman Street, 3rd Floor

Waltham, Massachusetts 02451

Attention: Chief Financial Officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[___]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

*	Insert for Global Notes only.

CONVERSION NOTICE

COGENT BIOSCIENCES, INC.

1.625% Convertible Senior Notes due 2031

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to Convert (check one):

☐	the entire principal amount of

☐	$________ * aggregate principal amount of

the Note identified by CUSIP No.   and Certificate No.  .

The undersigned acknowledges that if the Conversion Date of a Note to be Converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for Conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:________________________________
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

*	Must be an Authorized Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

COGENT BIOSCIENCES, INC.

1.625% Convertible Senior Notes due 2031

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	the entire principal amount of

☐	$________ * aggregate principal amount of

the Note identified by CUSIP No.   and Certificate No.  .

Date:________________________________
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

*	Must be an Authorized Denomination.

ASSIGNMENT FORM

COGENT BIOSCIENCES, INC.

1.625% Convertible Senior Notes due 2031

Subject to the terms of the Indenture, the undersigned Holder of the Note identified below assigns (check one):

☐	the entire principal amount of

☐	$________ * aggregate principal amount of

the Note identified by CUSIP No.   and Certificate No.  , and all rights thereunder, to:

Name:

Address:

Social security or tax id. #:

and irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:________________________________
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

*	Must be an Authorized Denomination.

EXHIBIT B-1

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO.

B1-1

EXHIBIT B-2

FORM OF NON-AFFILIATE LEGEND

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY OR PERSON OR ENTITY THAT WAS AN AFFILIATE (AS DEFINED UNDER RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY WITHIN THE THREE MONTHS IMMEDIATELY PRECEDING, MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.

B2-1